Exhibit 10.2

Execution Copy

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

By and Among

SPRAGUE RESOURCES LP,

SPRAGUE RESOURCES GP LLC,

AXEL JOHNSON INC.,

SPRAGUE INTERNATIONAL PROPERTIES LLC,

SPRAGUE CANADIAN PROPERTIES LLC,

SPRAGUE MASSACHUSETTS PROPERTIES LLC,

SPRAGUE RESOURCES HOLDINGS LLC,

And

SPRAGUE OPERATING RESOURCES LLC

Dated as of October 30, 2013

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of October 30, 2013 (this “Agreement”), is by and among Sprague Resources LP, a Delaware limited partnership (the “Partnership”), Sprague Resources GP LLC, a Delaware limited liability company (the “General Partner”), Axel Johnson Inc., a Delaware corporation (“AJI”), Sprague International Properties LLC, a Delaware limited liability company (the “SPV”), Sprague Canadian Properties LLC, a Delaware limited liability company (the “SPV2”), Sprague Massachusetts Properties LLC, a Delaware limited liability company (“Sprague Massachusetts”), Sprague Resources Holdings LLC, a Delaware limited liability company (“Holdings”), and Sprague Operating Resources LLC, a Delaware limited liability company (the “OLLC”). The above named entities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, the General Partner and Holdings have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.

WHEREAS, each of the following actions has been taken prior to the date hereof:

1.	AJI formed Holdings to which AJI contributed $2,000 in exchange for all of the membership interests in Holdings.

2.	Holdings formed the General Partner to which it contributed $1,000 in exchange for all of the membership interests in the General Partner.

3.	The General Partner and Holdings formed the Partnership to which the General Partner contributed $10 and Holdings contributed $990 in exchange for a 1% general partner interest and a 99% limited partner interest, respectively.

4.	Holdings formed the SPV to which it contributed $1,000 in exchange for all of the membership interests in the SPV.

5.	The SPV formed the SPV2 to which it contributed $1,000 in exchange for all of the membership interests in the SPV2.

6.	Sprague Energy Corp. filed articles of conversion with the Secretary of State of the State of Delaware pursuant to which it converted into a limited liability company named “Sprague Operating Resources LLC” and subsequently filed an election with the Internal Revenue Service (the “IRS”) on Form 8832 electing, effective on the date of formation of the OLLC, to be treated as a corporation for U.S. federal income tax purposes.

WHEREAS, pursuant hereto, each of the following will occur at the Effective Time in the order set forth herein:

1.	The OLLC will file or cause to be filed with the relevant authorities in Canada any documentation necessary to effect the amalgamation of Kildair Service Ltd. and 8604827 Canada Inc., with 8604827 Canada Inc., after amalgamation, being the “Surviving Entity”.

2.	The OLLC will file or cause to be filed with the relevant authorities in Canada any documentation necessary to effect the amalgamation of the Surviving Entity and Sprague Energy Canada Ltd. (after amalgamation, “New Kildair”). New Kildair will retain (i) Sprague Energy Canada Ltd.’s U.S. tax ID number and (ii) Kildair Service Ltd.’s Canadian and Quebec tax ID numbers. New Kildair’s name will be “Kildair Service Ltd.”

3.	AJI will contribute all of the membership interests in the OLLC (the “OLLC Interest”) to Holdings.

4.	The OLLC will file an election with the IRS on Form 8832 to be disregarded as an entity separate from its sole tax owner for U.S. federal income tax purposes to be effective prior to the Effective Time.

5.	The OLLC will assign to the General Partner all of the corporate assets set forth on Schedule A hereto (together, the “Corporate Assets”).

6.	The OLLC will assign to the SPV (i) the notes receivable aggregating $79.0 million from New Kildair (f/k/a Sprague Energy Canada Ltd.) set forth on Schedule B hereto (together, the “Notes Receivable”); (ii) all of the equity interests in Ekotek Inc., a Delaware corporation (“Ekotek”); (iii) all of the equity interests in Sprague Massachusetts; (iv) all of the equity interests in Sprague New York Properties LLC, a Delaware limited liability company (“Sprague New York”); and (v) all of the assets comprising each of Sprague’s Bucksport, Portsmouth and Oceanside Terminals (the “Bucksport, Portsmouth and Oceanside Terminal Assets” and, together with the Note Receivable, the “OLLC Distribution Interest”).

7.	The OLLC will assign to Sprague Massachusetts certain assets and liabilities associated with the New Bedford Terminal (the “New Bedford Terminal Assets and Liabilities”) to Sprague Massachusetts.

8.	The SPV will assume approximately $25.0 million of OLLC unsecured debt and approximately $39.5 million of OLLC long-term acquisition debt set forth in Schedule C hereto (together, the “Long-Term Debt”).

9.	The OLLC will assign to the SPV2 all of the interests in New Kildair.

10.	The OLLC will assign to Holdings $130.4 million of its accounts receivable, representing accounts receivable identified on the books and records of the OLLC as having been assigned to Holdings (the “Accounts”) and $10.0 million in cash (the “Cash Disbursement”), which aggregate amount of Accounts and Cash Disbursement includes approximately $0.3 million related to estimated credits and re-billings with respect to such assigned accounts receivable.

11.	Holdings will convey to the Partnership the OLLC Interest (the “Holdings Contribution”) in exchange for (a) 1,571,970 Common Units, representing a 7.8% limited partner interest in the Partnership, (b) 10,071,970 Subordinated Units, representing a 50% limited partner interest in the Partnership, (c) all of the equity interests in the Partnership classified as Incentive Distribution Rights under the Partnership Agreement, and (d) the right to receive the Deferred Issuance and Distribution (as defined in Article III hereof) (collectively, the “Holdings Consideration”).

12.	In connection with the Offering, the public, through the Underwriters, will contribute $153.0 million ($144.2 million net of the Underwriters’ Spread) in cash to the Partnership in exchange for the Firm Units, as contemplated by the Registration Statement.

13.	The Partnership will pay Barclays Capital Inc. a structuring fee equal to 0.75% of the gross proceeds of the sale of the Firm Units (the “Firm Structuring Fee”) and any Option Units (the “Option Structuring Fee” and, together with the Firm Structuring Fee, the “Structuring Fee”).

14.	The Partnership will pay all offering expenses, estimated to be approximately $2.9 million, excluding the Underwriters’ Spread and the Structuring Fee.

15.	The Partnership will use the net proceeds from the sale of the Firm Units, after payment of the Underwriters’ Spread, the Firm Structuring Fee and estimated offering expenses, to repay approximately $140.2 million of its outstanding working capital borrowings.

16.	The Partnership will redeem the initial interests of the General Partner and Holdings and will refund the General Partner’s initial contribution of $10 and Holding’s initial contribution of $990.

17.	The General Partner’s 1.0% general partner interest in the Partnership will be converted to a non-economic general partner interest in the Partnership.

WHEREAS, the shareholders, members or partners of the Parties have taken all corporate, limited liability company and partnership action, respectively, as the case may be, required to approve the transactions contemplated by this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Effective Time” means 8:00 a.m. prevailing Eastern Time on the date of the closing of the offering of the Firm Units.

“Firm Net Proceeds” means the net proceeds from the sale of the Firm Units, after deducting offering expenses, the Underwriters’ Spread and the Firm Structuring Fee.

“Firm Units” means the Common Units to be sold by the Partnership to the Underwriters in the Offering pursuant to the terms of the Underwriting Agreement, but does not include any Option Units.

“Offering” means the initial public offering of the Partnership as contemplated by the Registration Statement.

“Option Closing Date” has the meaning assigned to it in the Partnership Agreement.

“Option Units” means the Common Units that the Partnership will agree to issue upon an exercise of the Over-Allotment Option.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated as of June 23, 2011.

“Over-Allotment Option” has the meaning set forth in the Partnership Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Appendix A to the Registration Statement.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-175826), as amended.

“Subordinated Unit” means a subordinated unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Underwriters” means the underwriters listed in the Underwriting Agreement.

“Underwriters’ Spread” means the total amount of the Underwriters’ discount.

“Underwriting Agreement” means a firm commitment underwriting agreement with respect to the Offering to be entered into by and among Holdings, the Partnership, the General Partner and the Underwriters.

ARTICLE II

CONTRIBUTIONS, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

The following shall be completed at the Effective Time in the order set forth herein:

Section 2.1 Amalgamation of Surviving Entity. The OLLC hereby agrees to, and shall, file or cause to be filed with the relevant authorities in Canada any documentation necessary to effect the amalgamation of Kildair Service Ltd. and 8604827 Canada Inc., with the Surviving Entity to be the surviving entity.

Section 2.2 Amalgamation of New Kildair. The OLLC hereby agrees to, and shall, file or cause to be filed with the relevant authorities in Canada any documentation necessary to effect the amalgamation of the Surviving Entity and Sprague Energy Canada Ltd., with New Kildair to be the surviving entity.

Section 2.3 Conveyance of the OLLC Interest by AJI to Holdings. AJI hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Holdings, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the OLLC Interest, and Holdings hereby accepts the OLLC Interest.

Section 2.4 Form 8832 Election by the OLLC. The OLLC hereby agrees to file with the IRS an election on Form 8832 electing to be disregarded as an entity separate from its sole tax owner for U.S. federal income tax purposes to be effective prior to the Effective Time.

Section 2.5 Conveyance of Corporate Assets by the OLLC to General Partner. The OLLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the General Partner, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Corporate Assets, and the General Partner hereby accepts the Corporate Assets.

TO HAVE AND TO HOLD, the Corporate Assets unto the General Partner, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement and in such instruments of conveyance, forever.

Section 2.6 Distribution of OLLC Distribution Interest by the OLLC to the SPV. The OLLC hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to the SPV, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the OLLC Distribution Interest, and the SPV hereby accepts the OLLC Distribution Interest.

TO HAVE AND TO HOLD, each of the Notes Receivable, the Bucksport, Portsmouth and Oceanside Terminal Assets unto the SPV, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement and in such instruments of conveyance, forever.

Section 2.7 Distribution of the New Bedford Terminal Assets and Liabilities by the OLLC to Sprague Massachusetts. The OLLC hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to Sprague Massachusetts, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the New Bedford Terminal Assets and Liabilities, and Sprague Massachusetts hereby accepts the New Bedford Terminal Assets and Liabilities and assumes full and primary responsibility for all liabilities that are included in the New Bedford Terminal Assets and Liabilities.

TO HAVE AND TO HOLD, the New Bedford Terminal Assets and Liabilities unto Sprague Massachusetts, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement and in such instruments of conveyance, forever.

Section 2.8 Conveyance of Ekotek, Sprague Massachusetts and Sprague New York by OLLC to SPV. The OLLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the SPV, its successors and its assigns, for its and their own use and burden forever, all right, title obligation and interest in the equity interests of each of Ekotek, Sprague Massachusetts and Sprague New York, and the SPV hereby accepts the interests in each of Ekotek, Sprague Massachusetts and Sprague New York.

Section 2.9 Assumption of Long-Term Debt by SPV from the OLLC. The OLLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the SPV, its successors and its assigns, for its and their own use and burden forever, all right, title obligation and interest in the Long-Term Debt, and the SPV hereby assumes full and primary responsibility for the repayment of the Long Term Debt, as between itself and the OLLC and subsidiary of the OLLC that is a guarantor of the Long Term Debt.

Section 2.10 Conveyance of New Kildair by OLLC to the SPV2. The OLLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the SPV2, its successors and its assigns, for its and their own use and burden forever, all right, title obligation and interest in New Kildair, and the SPV2 hereby accepts the interests in New Kildair.

Section 2.11 Conveyance of Accounts by OLLC to Holdings. The OLLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Holdings, its successors and its assigns, for its and their own use and burden forever, all right, title obligation and interest in the Accounts, and Holdings hereby accepts the Accounts.

TO HAVE AND TO HOLD, the Accounts unto Holdings, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement and in such instruments of conveyance, forever.

Section 2.12 Payment of Cash Disbursement. The OLLC hereby agrees to disburse the Cash Disbursement to Holdings, and Holdings hereby agrees to accept the Cash Disbursement.

Section 2.13 Conveyance of Holdings Contribution by Holdings to the Partnership. Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Holdings Contribution, and the Partnership hereby accepts the Holdings Contribution, in exchange for the Holdings Consideration. Holdings hereby accepts the Holdings Consideration.

Section 2.14 Execution of the Partnership Agreement. The Partnership, the General Partner and Holdings shall amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as are necessary to reflect any adjustment to the number of Firm Units and Option Units as the Partnership and Holdings may agree with the Underwriters and such other changes as the Partnership, the General Partner and Holdings may agree.

Section 2.15 Payment and Contribution of Cash by the Public Through the Underwriters. The Parties acknowledge that the Partnership is undertaking the Offering and the public, through the Underwriters will, pursuant to the Underwriting Agreement, agree to make a capital contribution to the Partnership of an amount determined pursuant to the Underwriting Agreement in exchange for the issuance and sale of the Partnership Units.

Section 2.16 Payment of Underwriters’ Spread and Firm Structuring Fee. The Partnership agrees to pay the Underwriters the applicable Underwriters’ Spread and to pay Barclays Capital Inc. the Firm Structuring Fee.

Section 2.17 Payment of Transaction Expenses. The Parties acknowledge the payment by the Partnership, in connection with the transactions contemplated hereby and by the Registration Statement, of estimated transaction expenses in the amount of approximately $2.3 million (exclusive of the Underwriters’ Spread and the Structuring Fee).

Section 2.18 Payment of Outstanding Working Capital. The Partnership agrees to use the Firm Net Proceeds to repay approximately $140.2 million of its outstanding working capital borrowings.

Section 2.19 Redemption of the General Partner’s and Holdings’ Initial Interests. For and in consideration of the payment by the Partnership of $10 to the General Partner and $990 to Holdings as a refund of their respective initial contribution to the Partnership, the Partnership hereby redeems all of the initial interests of the General Partner and Holdings in the Partnership.

Section 2.20 Conversion of 1% General Partner Interest. The General Partner’s 1% general partner interest in the Partnership is hereby converted to a non-economic general partner interest in the Partnership.

ARTICLE III

DEFERRED ISSUANCE AND DISTRIBUTION

Section 3.1 Deferred Issuance and Distribution; Payment of the Option Structuring Fee. If the Over-Allotment Option is exercised in whole or in part, the public, through the Underwriters, will make an additional capital contribution to the Partnership in cash in an amount determined pursuant to the Underwriting Agreement in exchange for the sale of the Option Units. Upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, the Partnership will issue to Holdings a number of additional Common Units that is equal to the excess, if any, of (x) the maximum number of Option Units issuable pursuant to the Over-Allotment Option over (y) the aggregate number of Option Units, if any, actually purchased by and issued to the Underwriters pursuant to any exercise(s) of the Over-Allotment Option. Upon each Option Closing Date, the Partnership shall make a distribution to Holdings in cash in an aggregate amount equal to the total amount of proceeds received by the Partnership from such exercise of the Over-Allotment Option, net of the Underwriters’ Spread and the Option Structuring Fee, as reimbursement for certain capital expenditures made by Holdings prior to the transactions described in the Registration Statement. Both the additional Common Units issuable and the cash distributions distributable to Holdings (collectively, the “Deferred Issuance and Distribution”), when issued and/or distributed, shall be issued and distributed to Holdings. The Partnership hereby agrees to pay the applicable Option Structuring Fee, if any.

ARTICLE IV

OTHER ASSURANCES

Section 4.1 Further Assurances. From time to time at and after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

Section 4.2 Cash Attributable to the Accounts. The General Partner hereby agrees to cause the Partnership and its subsidiaries to promptly transmit to Holdings any cash received attributable to any of the Accounts.

ARTICLE V

EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II, Article III or Article IV shall be operative or have any effect until the Effective Time, at which time all such provisions shall be effective and operative in accordance with this Agreement without further action by any Party.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Order of Completion of Transactions. Each of the transactions provided for in Article II of this Agreement shall be completed at the Effective Time in the order set forth therein. Following the completion of the transactions provided for in Article II, the transactions provided for in Article III, if they occur, shall be completed.

Section 6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 6.6 Applicable Law; Forum, Venue and Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware. Each of the Parties (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; (ii) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding; (iii) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 6.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 6.9 Integration. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements among the Parties with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

Section 6.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

Section 6.11 Costs. Each transferee/assignee hereunder shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and any fees required in connection therewith.

6.12 Tax Treatment. The Parties acknowledge and agree that the contribution of cash to the Partnership pursuant to Section 2.14 is properly characterized and shall be reported as a transaction described in Revenue Ruling 99-5, Situation 2, and that any cash distribution to Holdings pursuant to Section 2.18 or Section 3.1 or any amount treated as a transfer to AJI (as the tax owner of Holdings) pursuant to Treasury Regulation Section 1.707-5 as a result of the transactions described herein shall be treated to the maximum extent possible as a reimbursement of preformation capital expenditures within the meaning of Treasury Regulation Section 1.707-4(d).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

SPRAGUE RESOURCES LP

By:	SPRAGUE RESOURCES GP LLC, its general partner

/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer and Secretary

SPRAGUE RESOURCES GP LLC

/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer and Secretary

AXEL JOHNSON INC.

/s/ Michael D. Milligan
Michael D. Milligan
President and Chief Executive Officer

SPRAGUE RESOURCES HOLDINGS LLC

/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer and Secretary

SPRAGUE OPERATING RESOURCES LLC

/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer and Secretary

Signature Page to Contribution, Conveyance and Assumption Agreement

SPRAGUE INTERNATIONAL PROPERTIES LLC

/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer and Secretary

SPRAGUE CANADIAN PROPERTIES LLC

/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer and Secretary

Signature Page to Contribution, Conveyance and Assumption Agreement

SPRAGUE MASSACHUSETTS PROPERTIES LLC

/s/ Paul A. Scoff
Paul A. Scoff
Vice President and Secretary

Signature Page to Contribution, Conveyance and Assumption Agreement

Schedule A

Corporate Assets

Asset Number	Description

131182	SOLARC NAT GAS TRADNG SYS 2010

133137	External Web Site Data Center

132396	REAL TIME 2011

133111	Security & Network Infra 2011

130500	VOIP TELEPHONE SYSTEM 2009

133129	Network/Server Upgrades

130850	TARIFF MODEL IMPROVEMENTS

132370	2011 NETWORK/SERVER UPGRADES

126172	2005 Tel Repl White Pl & Ocnsd

133153	SolArc Prod Server Replacement

132901	Storage Area Network Expansion

133090	Wireless Network

130358	CARBO RELO. FURN & FIXT. 2009

132388	PC REPLACEMENT 2011

133145	PC Replacement

130868	SAN UPGRADE 2010

132601	CPL Router

131158	2010 NETWORK SERVER UPGRADES

132361	11—PAPERLESS INBOUND INVOICES

127159	Gas Orion Monitors—All TMLs

131166	PC REPLACEMENT 2010

131852	Safari Server Upgrade 2011

130008	09 NETWORK/SERVR. UPGRADES

126210	Trade Floor Chairs

123182	Furniture 2nd Floor Office Spa

121911	Apt, Caretaker’s, Upgrade

128581	AEDS FOR HQ & SOPO

126244	Postage Machine Replacement

122825	Office Furniture—3rd Floor

132628	JDE & SOLARC DATA ARCHIVE

129998	ECOMMERCE—SOLARC INTEGRATION

123730	Construction—2nd Floor Office

126228	Trading Turrets for NH Trading

120299	Lease Option Expansion

115490	STS SOFTWARE

115502	STS SOFTWARE—

Asset Number	Description

115511	STS UPGRADE TO 2.0

115529	STS BILLING UPGRADE

115537	STS G/L SOFTWARE

115545	STS SHOWME

115553	STS AP MATCHING

115561	PORTS&DSK SPACE—ADDITIONAL

115570	STS OP SYS UPGRADE

115588	TVA AUTOMATION

115596	TVA AUTOMATION SOFTWARE

115609	PUSH DOWN ACCOUNTING

115617	STS BILLING SYSTEM UPGRADE

115625	MV4000 UPGRADE STS

115633	STS DISK DRIVE

115641	STS COMPUTER CONVERSIONS

116513	RICOH FAX MACHINE

118965	ADDTION TO APT

118973	ELECTRICAL WORK

118990	CROWN 500 BOILER W/COIL

119001	SIDING AND INSULATION

119351	HYPERION SOFTWARE

119722	Network IT Comm.Equip.

119731	ADDT’L IT—UPGRADE NETWORK

119757	RISK MGMT—LGT OIL

119790	NETWORK ADDITIONS

119802	SOFTWARE ADDITIONS

119811	FURN/FIX NEW OFFICE

119829	TELE.SYS. NEW BUILDING

119837	IT FIRE PROTECTION SYSTEM

119853	FURN & FIXTURES NEW BLDG

119933	Network Equipment

119950	SERVER BACKUP & FAULT TOLERANC

120150	RISK MANAGEMENT SYSTEM (Cont.)

120176	NETWORK HARDWARE

120310	Furniture

120328	Carpet & Drapes

120336	Lighting, TV, Paint, etc

120352	PKeeper Acct. Support System

120601	Server & Workstation Upgrade P

120627	Natural Gas Accounting System

Asset Number	Description

120635	Customer Service Software

120723	Phone, Trading Floor Expansion

120871	Print Management Project

120889	Computor Upgrade—Sprague South

120897	Data Storage Upgrades

120900	Server Replacement & Upgrades

120926	PC upgrades

120951	Natural Gas Accounting System

120969	Natural Gas Accounting System

120985	Expansion, Office & Trading Fl

121179	JDE Software

121187	JDE Software—Sep 02

121267	PC Upgrades 2002

121304	JDE Software Dec 02

121398	Tape Backup System Replacement

121460	Retail Mktg/3rd Floor Move

121478	Retail Mktg/3rd floor expansio

121849	Addt’l PC’s—2002 Growth

121857	Srvr Replacement & Upgrade

121902	Riding Lawn Mower

122155	Internet Faxing & E-Mail

122171	CPU’s 2003 PC Upgrades/Replace

122180	Monitors—2003 PC Replacement/U

122198	Software—2003 PC Replacement

122201	Laptops—2003 PC Replacement/Up

122219	Misc.Hdwr—2003 PC Replacement/

122227	Color Printer—2003 PC Replacem

122235	6 Fax Machines

122606	2003 Server Replcmnt & Addt’l

122614	2003 Server Replcmnt & Addt’l

122622	2003 PC Upgrades Additional

122631	2003 PC upgrades Software

122702	Web Site Re-Design

122711	Server Website Redesign

122729	TIBCO Integration Framework, P

122817	TVAT Replacement system—Monito

122956	Phone, Trading Floor Expan & U

122964	Mitel Telephone system—Tradi

Asset Number	Description

123086	13 CPU units Home office

123094	Hdware—8 Thin Clients

123107	28 Dell Laptops

123115	Supply Printer

123123	Printer—

123131	Software for various Laptops &

123140	Solarc RightAngle SW—Phase 1

123174	ESC Implementation—Natural Gas

123203	Natural Gas Acct Sys—NGSupply

123211	Natural Gas Acct Sys—IT

123300	Data Center Equipment—buildo

123318	Data Center Equipment

123326	Blackberry Communications Devi

123431	9 Monitors for Desk Tops

123692	Data Center Equipment addition

124020	Signature Capture Functionalit

124038	Blackberry Communication Devic

124046	Data Warehouse—SW

124169	Gascard Partners

124548	New Budget System

124556	Server/Network Upgrades

124564	2004 PC Replacement

124601	Solarc RightAngle SW—Phase I

124847	TLIU & Net—Gross Pricing Upgra

124855	B2B Web

125022	JDE Upgrade to Release 8

125031	Web Security Improvements

125049	PC Upgrades

125911	Add’l SolArc Software License

125920	Add’l GasMaster License

125921	Add’l GasMaster License

126025	2005 Server/Network Upgrd SW

126033	2005 Server/Network Upgrd HW

126130	JDE Upgrade—Internal Labor

Asset Number	Description

126148	2005 Addt’l Terminal Servers

126156	2005 PC Upgrade

126164	2005 Term. Equipment

126199	2005 Replace Data Center HVAC

126201	2006 Budget Phase II

126236	JDE HR & FxA Imprv—Int Labor

126252	ESS Compliance Tracking SW

126261	Add’l Solarc SW License

126279	PD Merrill IT Related Term Upg

126287	SolArc Natural Gas

126295	Balanced Score Card

126421	EXSTARS—IT 2005

126439	Bottom Line Crate!Print

126447	HESCO IT Required Upgrd

126607	Solarc Risk

126826	Citrix Metaframe

127036	Solarc RightAngle SW—Phase 2

127095	PC Replacement

127108	Network/Server Upgrades

127116	Backup/Restore Improvements

127132	Storage Area Network Expansion

127141	Active Directory

128098	Voice Recording Upgrade

128101	Flat Screens for HQ Personnel

128119	Upgrade Key Access System

128127	eMail and IM Archive

128135	Intranet Portal

128143	Solarc/DOD Major Enhancements

128565	PC REPLACEMENT 2007

128573	NETWORK/SERVER UPGRADES 2007

128776	RETAIL NAT. GAS SYS (SAFARI)

129040	NETWORK/SERVER UPGRADES

129058	FLEETCARD REPLACEMENT SYSTEM

129402	STORAGE AREA NETWORK (SAN)

129411	BCP/DISASTER RECOVERY

129429	NETWORK/SERVER UPGRADES

130016	09 PC REPLACEMENT

130438	CARBO RELOCATION—HARDWARE

ONGOING PROJECTS

Project	Project Description

472948	OBC TRUCK FLEET 2010

472956	CUSTOMER 1 VIEW 2010

473019	SOLARC S11 UPGRADE 2010

476691	Solarc S11 Upgrade

476906	Nat Gas Marketing Pricing Tool

477941	Spragueenergy.com Redesign

478063	Sprague Real Time—Phase 2

479277	PC Replacement 2013

479285	Newtwork/Server Upgrades

479381	JDE Upgrade to ERP 9.1

Schedule B

Notes Receivable

1)	Promissory Note, dated September 25, 2012, issued by Sprague Energy Canada Ltd. in favor of Sprague Operating Resources LLC as amended by the Agreement to Extend Term of Promissory Note, dated September 23, 2013, having an original principal amount of $25,000,000 and an outstanding amount of $26,166,500 as of the date of this Agreement.

2)	Promissory Note, dated October 1, 2012, issued by Sprague Energy Canada Ltd. in favor of Sprague Operating Resources LLC as amended by the Agreement to Extend Term of Promissory Note, dated September 27, 2013, having an original principal amount of $39,672,198 and an outstanding amount of $41,402,099 as of the date of this Agreement.

3)	Revolving Demand Promissory Note, dated July 15, 2013, issued by Kildair Service Ltd. in favor of Sprague Operating Resources LLC having an original principal amount $30,000,000 and an outstanding amount of $11,466,649 as of the date of this Agreement.

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Schedule C

Long-Term Debt

1)	Loans under that certain $25,000,000 Credit Agreement, dated as of September 24, 2012, among Sprague Operating Resources LLC, as borrower, and Wells Fargo Bank, National Association, as Administrative Agent and lender, in an aggregate principal amount outstanding of $25,000,000 as of the date of this Agreement.

2)	Acquisition Facility Loans under that certain Credit Agreement, dated as of May 28, 2010 (as amended through the date hereof), among Sprague Operating Resources LLC (formerly Sprague Energy Corp.), as borrower, BNP Paribas, as Administrative Agent and Collateral Agent, and the other lenders party thereto, in an aggregate principal amount outstanding of $39,500,000 as of the date of this Agreement.

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